UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2018

ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-33807	26-1232727
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

100 INVERNESS TERRACE E.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)
(303) 706-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 8, 2018, EchoStar Corporation (“we” or “our”) announced that our Board of Directors had authorized a plan to repurchase up to $500.0 million of our Class A common stock $.001 par value per share through and including December 31, 2019, subject to market conditions and other factors. On November 9, 2018, we repurchased 848,863 shares of our Class A common stock through open market repurchases in accordance with such plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION

Date: November 9, 2018	By:	/s/ Dean A. Manson
Executive Vice President, General Counsel and
Secretary